                                                                  EXHIBIT (d)(1)

                         INVESTMENT MANAGEMENT AGREEMENT

         THIS AGREEMENT is made as of August 1, 2001, by and between LINDNER INVESTMENTS, a Massachusetts business trust (the "Trust"), with respect to its series of shares shown on Schedule A attached hereto, as the same may be amended from time to time, and LINDNER ASSET MANAGEMENT, INC., a Michigan corporation (the "Adviser").

         The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end management investment company. The Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of acting as an investment adviser. The Trust's Agreement and Declaration of Trust (the "Declaration of Trust") authorizes the Board of Trustees of the Trust (the "Board of Trustees") to create separate series of shares of beneficial interest in the Trust (such portfolios and any other portfolios hereafter added to the Trust being referred to collectively herein as the "Funds"). The Trust desires to retain the Adviser to render or contract to obtain as hereinafter provided investment advisory services to the Funds listed on Schedule A (as it may be amended from time to time), and the Adviser is willing to render such investment advisory services upon the terms and conditions hereinafter set forth.

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. APPOINTMENT AS ADVISER. The Trust hereby appoints the Adviser to act as Adviser of the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein described, for the compensation herein provided. Subject to the approval of the Board of Trustees, the Adviser is authorized to enter into a subadvisory agreement (a "Subadvisory Agreement") with any other registered investment adviser, whether or not affiliated with the Adviser (a "Subadviser"), pursuant to which such Subadviser shall furnish to one or more of the Funds continuous portfolio management services in connection with the management of such Funds. The Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any Subadvisory Agreement. The Trust and Adviser understand and agree that the Adviser may manage the Funds in a "manager-of-managers" style with either a single or multiple Subadvisers, which contemplates that the Adviser will, among other things and pursuant to an Order issued by the Securities and Exchange Commission ("SEC"):

            (a) continually evaluate the performance of each Subadviser to the Funds through quantitative and qualitative analysis and consultations with each Subadviser;

            (b) periodically make recommendations to the Board of Trustees as to whether the contract with one or more Subadvisers should be renewed, modified, or terminated; and

            (c) periodically report to the Board of Trustees regarding the results of its evaluation and monitoring functions.

The Trust recognizes that, subject to the approval of the Board of Trustees, a Subadviser's services may be terminated or modified pursuant to the "manager-of-managers" process and that the Adviser may appoint a new Subadviser for a Subadviser that is so removed.

         2. MANAGEMENT OF ASSETS. Subject to the supervision of the Board of Trustees and subject to Section 1 hereof and any Subadvisory Agreement, the Adviser shall manage the investment operations of the Funds and the composition of the Funds' portfolios including the purchase, retention and disposition thereof, in accordance with each Fund's investment objectives, policies and restrictions as stated in each Fund's SEC registration statement, and subject to the following understandings:

            (a) The Adviser (or a Subadviser under the Adviser's supervision) shall provide supervision of each Fund's investments, and shall determine from time to time what investments or securities will be purchased, retained, sold, or loaned by each Fund, and what portion of the assets will be invested or held uninvested as cash;

            (b) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and each Fund's SEC registration statement and with the instructions and directions of the Board of Trustees, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In connection therewith, the Adviser shall, among other things, prepare and file (or cause to be prepared and filed) such reports as are, or may in the future be, required by the SEC.

            (c) The Adviser (or the Subadviser under the Adviser's supervision) shall determine the securities to be purchased or sold by each Fund, and will place orders pursuant to its determinations with or through such persons, brokers or dealers (including but not limited to any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in each Fund's registration statement or as the Board of Trustees may direct from time to time. In providing the Funds with investment supervision, it is recognized that the Adviser (or the Subadviser under the Adviser's supervision) will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Adviser (or a Subadviser under the Adviser's supervision) may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser (or Subadviser) may be a party. It is understood that any broker or dealer affiliated with the Adviser (or Subadviser) may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Funds' investment transaction business. It is also understood that it is desirable for each Fund that the Adviser (or Subadviser) have access to supplemental investment and market research and security and economic analysis provided by brokers, and that such brokers may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser (or the Subadviser under the Adviser's supervision) is authorized to pay higher brokerage commissions for the purchase and sale of securities for the Funds to brokers who provide such research and analysis, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker may be useful to the Adviser (or the Subadviser) in connection with its services to other clients. On occasions when the Adviser (or a Subadviser under the Adviser's supervision) deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients of the Adviser (or the Subadviser), the Adviser (or Subadviser), to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser (or the Subadviser) in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

            (d) The Adviser (or the Subadviser under the Adviser's supervision) shall maintain all books and records with respect to the each Fund's portfolio transactions and shall render to the Board of Trustees such periodic and special reports as the Board may reasonably request.

            (e) The Adviser (or the Subadviser under the Adviser's supervision) shall be responsible for the financial and accounting records maintained by the Funds (including those being maintained by the Funds' Custodian).

            (f) The Adviser (or the Subadviser under the Adviser's supervision) shall provide the Funds' Custodian on each business day information relating to all transactions concerning each Fund's assets.

            (g) The investment management services of the Adviser to the Funds under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

            (h) The Adviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of each Fund's securities.

         3. DELIVERY OF DOCUMENTS. The Trust has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

            (a) Declaration of Trust;

            (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

            (c) Certified resolutions of the Board of Trustees authorizing the appointment of the Adviser and approving the form of this Agreement;

            (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the SEC relating to each Fund and its shares of beneficial interest and all amendments thereto; and

            (e) Prospectus and Statement of Additional Information of each Fund.

         4. SERVICE AS OFFICERS OF TRUST. The Adviser shall authorize and permit any of its officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Adviser under this Agreement may be furnished through the medium of any such officers or employees of the Adviser.

         5. MAINTENANCE OF BOOKS AND RECORDS. The Adviser shall keep the Funds' books and records required to be maintained by it pursuant to Section 2 hereof. The Adviser agrees that all records which it maintains for the Funds are the property of the respective Fund, and it will surrender promptly to the Funds any such records upon the respective Fund's request, provided however that the Adviser may retain a copy of such records. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Adviser pursuant to Section 2 hereof.

         6. EXPENSES.

            (a) During the term of this Agreement, the Adviser shall pay the following expenses:

                (i) the salaries and expenses of all employees of the Funds and the Adviser, except the fees and expenses of Trustees who are not affiliated persons of the Adviser or any Subadviser.

                (ii) all expenses incurred by the Adviser in connection with managing the ordinary course of the Funds' business, other than those assumed by the Funds herein; and

                (iii) the fees, costs and expenses payable to a Subadviser pursuant to a Subadvisory Agreement.

            (b) During the term of this agreement, the Trust shall pay the following expenses:


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

                (i) the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Funds' assets,

                (ii) the fees and expenses of the Board of Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act,

                (iii) the fees and expenses of the Custodian that relate to the custodial function and the recordkeeping connected therewith, preparing and maintaining the general accounting records of the Funds and the provision of any such records to the Adviser useful to the Adviser in connection with the Adviser's responsibility for the accounting records of the Funds pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, the pricing or valuation of the shares of the Funds, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Board of Trustees, and for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Funds' securities,

                (iv) the fees and expenses of the Funds' Transfer and Dividend Disbursing Agent that relate to the maintenance of each shareholder account,

                (v) the charges and expenses of legal counsel and independent accountants for the Trust and any counsel retained by the independent Trustees,

                (vi) brokers' commissions and any issue or transfer taxes chargeable to the Funds in connection with their securities transactions,

                (vii) all taxes and corporate fees payable by the Funds to federal, state or other governmental agencies,

                (viii) the fees of any trade association of which the Trust may be a member,

                (ix) the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Funds.

                (x) the cost of fidelity, directors' and officers' and errors and omissions insurance,

                (xi) the fees and expenses involved in registering and maintaining registration of the each Fund and its shares with the Securities and Exchange Commission, and paying notice filing fees under state securities laws, including the preparation and printing of the Funds' registration statements and the Funds' prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

                (xii) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders in the amount necessary for distribution to the shareholders.

                (xiii) litigation and indemnification expenses and other
            extraordinary expenses not incurred in the ordinary course of each Fund's business, and

                (xiv) any expenses assumed by the Funds pursuant to a Distribution Plan adopted in a manner that is consistent with Rule 12b-1 under the 1940 Act.

         7. COMPENSATION OF ADVISER. For the services provided and the expenses assumed pursuant to this Agreement on and after the Effective Date, each Fund will pay to the Adviser as full compensation therefor a fee at the annual rates described on Schedule A with respect to the average daily net assets of each Fund. This fee will be computed daily, and will be paid to the Adviser monthly. Such fee shall be calculated by applying the annual rates set forth on Schedule A to the average daily net assets of each Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund. For the fiscal years of the Trust ending June 30, 2002 and 2003, the Adviser agrees to waive a portion of its annual advisory fee in order to assure that the Total Operating Expenses of each Fund will not exceed the maximum amount (expressed as a percentage of the Fund's average daily net assets) set forth on Schedule A. In addition, until such time as the Adviser enters into a Subadvisory Agreement for a particular Fund that has been approved by the Board of Trustees, the Adviser also agrees to waive a portion of its annual advisory fee so that the annual advisory fees will not exceed the maximum amount (expressed as a percentage of a Fund's average daily net assets) set forth on Schedule B.

         8. LIMITATION ON LIABILITY OF ADVISER. The Adviser shall not be liable for any error of judgment or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any liability of the Adviser to one Fund shall not automatically impart liability on the part of the Adviser to any other Fund. No Fund shall be liable for the obligations of any other Fund.

         9. EFFECTIVE DATE; TERM; TERMINATION. This Agreement becomes effective
(i) on August 1, 2001, for each Fund whose shareholders have approved this Agreement prior to such date by a vote of a majority of the outstanding voting securities as defined in Section 2(a)(42) of the 1940 Act and (ii) on such later date, for each Fund whose shareholders shall have approved this Agreement after August 1, 2001 by a vote of a majority of the outstanding voting securities as defined in Section 2(a)(42) of the 1940 Act and shall continue in effect until July 31, 2003 and from year-to-year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. This Agreement may be terminated with respect to the Trust or as to one or more of the Funds at any time, without payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable Fund, or by the Adviser at any time, without payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10. NO RESTRICTION ON ADVISER. Nothing in this Agreement shall limit or restrict the right of any officer or employee of the Adviser who may also be a Trustee, officer, or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         11. SERVICE FOR OTHER CLIENTS. The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies or accounts, provided that whenever the Trust and one or more other investment companies or accounts managed or advised by the Manager have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Funds.

         12. INDEPENDENT CONTRACTOR STATUS. Except as otherwise provided herein or authorized by the Board of Trustees from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor, and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         13. PROVISION OF MATERIALS. During the term of this Agreement, the Trust agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Funds or the public, which refer in any way to the Adviser, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Adviser copies of any of the above-mentioned materials which refer in any way to the Adviser. Sales literature may be furnished to the Adviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Trust shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Trust as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.


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

         14. AMENDMENT. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

         15 NOTICES. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 520 Lake Cook Road, Suite 380, Deerfield, Illinois 60015, Attention: Robert L. Miller, Vice President; or (2) to the Trust at c/o Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, Attention: Doug T. Valassis, Chairman. Either party may change its address for notices hereunder by giving written notice of such change to the other party in the manner provided in this
Section 15.

         16. GOVERNING LAW. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the Commonwealth of Massachusetts.

         17. LIMITATION OF TRUST LIABILITY. The Declaration of Trust establishing Lindner Investments, dated July 19, 1993, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Lindner Investments" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Lindner Investments, shall be held to any personal liability, nor shall result be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Lindner Investments, but the Trust Estate only shall be liable.

         18. USE OF NAME "LINDNER". The Trust shall have the non-exclusive right to use the name "Lindner" to designate any current or future series of shares only so long as the Adviser serves as investment manager or adviser to the Trust with respect to such series of shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

LINDNER INVESTMENTS                         LINDNER ASSET MANAGEMENT, INC.


By : /S/ DOUG T. VALASSIS                   By: /S/ ROBERT L. MILLER
Title: Chairman                             Title: Vice President

                                   SCHEDULE A

         The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, a management fee for such Fund set forth below, based on the net assets of each Fund:


                                                                       ANNUAL RATE
                                                      --------------------------------------------
                                                      FIRST $500        $500 TO            OVER
                                                       MILLION         $1 BILLION       $1 BILLION
                                                       -------         ----------       ----------
Lindner Growth and Income Fund...........................0.70%            0.65%            0.60%
Lindner Large-Cap Growth Fund............................0.80             0.75             0.70
Lindner Small-Cap Growth Fund............................0.95             0.90             0.85
Lindner Communications Funds.............................1.00             0.90             0.85
Lindner Market Neutral Fund..............................1.00             1.00             1.00
Lindner Government Money Market Fund.....................0.15             0.15             0.15

         The following chart sets forth the maximum amount of Total Operating Expenses that the Adviser has agreed to permit each Fund to incur, in each case as a percentage of average daily net assets of each Fund:



                                                                 MAXIMUM TOTAL
                                                               OPERATING EXPENSE
                                                               -----------------
Lindner Growth and Income Fund............................           1.25%
Lindner Large-Cap Growth Fund.............................           1.35%
Lindner Small-Cap Growth Fund.............................           1.50%
Lindner Communications Funds..............................           1.55%
Lindner Market Neutral Fund...............................           2.18%
Lindner Government Money Market Fund......................           0.50%

         The above schedule may be amended from time to time, as evidenced by the signatures of the officers of the Trust and the Adviser indicated below.

LINDNER INVESTMENTS                         LINDNER ASSET MANAGEMENT, INC.


By: /S/ DOUG T. VALASSIS                    By: /S/ ROBERT L. MILLER
Its: Chairman                               Its: Vice President

Effective Date: August 1, 2001

                                   SCHEDULE B

         As set forth in Section 7 of the Agreement, until such time as the Adviser enters into a Subadvisory Agreement with a particular Fund that has been approved by the Board of Trustees, the Adviser agrees to waive that portion of its annual advisory fee set forth in Schedule A such that the annual advisory fees will not exceed the maximum amount (expressed as a percentage of the Fund's average daily net assets) set forth below:


LINDNER GROWTH AND INCOME FUND

Net Assets                                            Annual Rate
----------                                            -----------
First $50 million ..................................     0.70%
Next $150 million ..................................     0.60%
Over $200 million ..................................     0.50%

LINDNER LARGE-CAP GROWTH FUND

Net Assets                                            Annual Rate
----------                                            -----------
First $50 million ..................................     0.70%
Next $350 million ..................................     0.60%
Over $400 million ..................................     0.50%

LINDNER SMALL-CAP GROWTH FUND

Net Assets                                            Annual Rate
----------                                            -----------
First $50 million ..................................     0.70%
Next $150 million ..................................     0.60%
Over $200 million ..................................     0.50%

LINDNER COMMUNICATIONS FUND

Net Assets                                            Annual Rate
----------                                            -----------
First $50 million ..................................     0.70%
Next $150 million ..................................     0.60%
Over $200 million ..................................     0.50%

LINDNER MARKET NEUTRAL FUND

Net Assets                                            Annual Rate
----------                                            -----------
All Assets   .......................................     1.00%

LINDNER GOVERNMENT MONEY MARKET FUND

Net Assets                                            Annual Rate
----------                                            -----------
All Assets   .......................................     0.15%